NUMBER                 Incorporated Under the Laws of
  SHARES                     the State of Delaware
__***0***__


                             CARDINAL AIRLINES, INC.

                AUTHORIZED CAPITAL STOCK 50,000,000 COMMON SHARES
                       WITH A PAR VALUE OF 0.01 PER SHARE


   THIS CERTIFIES THAT_________________________________________________________
is the owner  of________________________________________________fully  paid  and non-assessable Shares of the Capital Stock of the above named Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

   IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this _________ day of ________________________ A.D. 19__________.


      ---------------------------         ---------------------------
            SECRETARY                              PRESIDENT

      CORPORATE
         SEAL